UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 30, 2012

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 1, 2012, Michael D. Fraizer resigned as President and Chief Executive Officer of Genworth Financial, Inc. (the “Company”) and Chairman of the Board of Directors and Director of the Company, effective as of that date. Mr. Fraizer’s resignation was not as a result of any disagreement with the Company on any matters related to the Company’s operations, policies or practices.

Effective as of May 1, 2012, Martin P. Klein, Senior Vice President–Chief Financial Officer of the Company, was appointed by the Board as the Acting President and Acting Chief Executive Officer. Mr. Klein also continues to serve as the Senior Vice President–Chief Financial Officer of the Company.

Mr. Klein, 52, has been the Company’s Senior Vice President—Chief Financial Officer since May 2011. Mr. Klein had been a Senior Vice President since joining the Company in April 2011. Mr. Klein previously served as a Managing Director and Senior Relationship Manager of Barclays Capital, the investment banking division of Barclays Bank, PLC, since its acquisition of the U.S. investment banking and brokerage operations of Lehman Brothers Holdings, Inc. in 2008. From 2005 to 2008, Mr. Klein served as a Managing Director and the head of the Insurance and Pension Solutions Groups at Lehman Brothers, and from 2003 to 2005 served as a Managing Director and the head of the Insurance Solutions Group. From 2004 to 2006, Mr. Klein also served as the President of Lehman Re, a reinsurance subsidiary of Lehman Brothers. From 1998 to 2003, Mr. Klein was a Senior Vice President and Chief Insurance Strategist at Lehman Brothers. Prior thereto, Mr. Klein had been with Zurich Insurance Group, where he was a Managing Director of Zurich Investment Management from 1996 to 1998, and Managing Principal of Centre Chase Investment Advisors, an affiliate of Zurich, from 1994 to 1996. From 1992 to 1994, Mr. Klein was an Executive Vice President and Chief Financial Officer of ARM Financial Group, Inc., and from 1990 to 1992 was a Managing Director of the Capital Management Group of ICH Corporation. From 1983 to 1990, Mr. Klein was with Providian Corporation. Mr. Klein is a Fellow of the Society of Actuaries and a Chartered Financial Analyst. He received his B.A. in Mathematics and Business Administration from Hope College and a M.S. in Statistical and Actuarial Sciences from University of Iowa.

Effective as of May 1, 2012, James S. Riepe, Lead Director, has been appointed by the Board as the Non-Executive Chairman of the Board.

In addition, on May 1, 2012, the Board withdrew Mr. Fraizer’s nomination to stand for election as a Director of the Company at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) and reduced the number of Directors currently constituting the entire Board from nine Directors to eight Directors. As previously disclosed, one of the Company’s current Directors, Dr. Risa J. Lavizzo-Mourey, will not stand for re-election at the Annual Meeting. The Board has adopted separate resolutions reducing the number of Directors constituting the entire Board, now from eight to seven Directors, effective as of the Annual Meeting.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board has approved an amendment and restatement of the Company’s Amended and Restated Bylaws (the “Bylaws”), effective on May 1, 2012. The only changes from the existing bylaws were to amend Article V, Section 5.2 to provide that the Chairman of the Board may, but need not be, the Chief Executive Officer of the Company and to make certain related changes.

The foregoing description of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Bylaws, as amended effective May 1, 2012, a copy of which is attached hereto as Exhibit 3.2 and incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

The following is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

3.2	Amended and Restated Bylaws of Genworth Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: May 1, 2012	By:	/s/ Leon E. Roday
Leon E. Roday Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.2	Amended and Restated Bylaws of Genworth Financial, Inc.

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